UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2007

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

615 North Wabash, Chicago, IL 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously disclosed in the Company’s Proxy Statement, the Company’s Compensation Committee (the “Committee”) of the Company’s Board of Directors, at its meeting prior to filing the Proxy Statement in March, expressed its intent to make grants to the Company’s executive officers upon approval of the amendment to the Company’s 2005 Long-Term Incentive Plan, which was subsequently approved by the shareholders at the Company’s 2007 annual meeting of shareholders on April 27, 2007. Accordingly, on April 30, 2007, the Committee approved the following grants of restricted stock and Stock options under the Company’s 2005 Long-Term Incentive Plan, as amended, to William M. Goodyear, Chairman and Chief Executive Officer, Julie M. Howard, President and Chief Operating Officer, and Richard X. Fischer, Vice President, General Counsel and Secretary:

Executive Officer	Stock Options	Shares of Restricted Stock
William M. Goodyear	37,766	60,614
Julie M. Howard	37,766	60,614
Richard X. Fischer	6,294	10,102

The stock options are exercisable at $19.18 per share. The options vest at a rate of 25% per year over the first four years of the six-year option term.

The restrictions on the shares of restricted stock lapse on April 30, 2014; however, if certain revenue growth and margin performance targets are met each year, the vesting of 20% of the award may be accelerated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date:	May 3, 2007	By:	/s/ Richard X. Fischer
Richard X. Fischer
Vice President, General Counsel and Secretary